Exhibit 99.1

PCSB Financial Corporation Announces Second Fiscal Quarter Results and

Declares Quarterly Cash Dividend

Yorktown Heights, New York; January 24, 2019 – PCSB Financial Corporation (the “Company”) (NASDAQ: PCSB), parent of PCSB Bank (the "Bank"), today announced net income of $2.3 million, or $0.14 per basic and diluted share, for the three months ended December 31, 2018 compared to $2.3 million, or $0.14 per basic and diluted share, for the three months ended September 30, 2018 and $2,000, or $0.00 per basic and diluted share, for the three months ended December 31, 2017.

On a non-GAAP basis, which excludes certain nonrecurring items, the Company recorded net income of $2.2 million, or $0.13 per diluted share for the three months ended December 31, 2018 as compared to net income of $2.3 million, or $0.14 per diluted share for the three months ended September 30, 2018 and $1.8 million, or $0.11 per diluted share, for the three months ended December 31, 2017. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

In conjunction with grants under the stockholder-approved 2018 Equity Incentive Plan, the Company recorded $482,000, $364,000 net of taxes, of stock-based compensation expense in the current quarter. No such expense was recorded in the previous quarter or prior year period. The $482,000 of expense is a partial quarter's worth of expense, the annualized cost of which is approximately $3.3 million, or $829,000 quarterly.

President’s Comments

Commenting on the Company’s results, Joseph Roberto, Chairman, President and Chief Executive Officer of PCSB Financial Corporation, said, ”We are pleased with our achievements in our second year as a public company. Some of these achievements include current year asset growth and deposit growth of 5.2% and 5.9%, respectively, and a year-over-year increase in adjusted net income of 32.8%. The current quarter also showed a continued decline in problem assets as the ratio of non-performing assets to total assets decreased to 0.27% from 0.43% for the September quarter and decreased by more than half, from 0.57% a year ago. During the second quarter, we also began the process of capital management by announcing our first share repurchase program. As we continue to move forward in our second year as a public company, we hope to build on these results as we strive to create value for our shareholders.

Additionally, as of December 31, 2018, we are excited by our recently announced conversion to a commercial bank and look forward to the business opportunities this organizational change will provide us including additional products and services to our customers and a better position in which to compete in the Municipal deposit markets.”

Income Statement Summary

Net interest income increased $558,000, or 5.5%, to $10.7 million for the three months ended December 31, 2018, compared to the same period in 2017 and increased $280,000 or 2.7% from the previous quarter. The increase in net interest income compared to the prior year is primarily a result of a $79.5 million increase in average interest earning assets. The increase in average interest earning assets is primarily due to loan portfolio growth, partially offset by a decrease in investment securities. The net interest margin was 3.00% for the three months ended December 31, 2018, unchanged from the prior year quarter, as asset growth and a higher yielding asset mix offset the increased cost of funds driven by higher market interest rates. The increase in net interest income compared to the prior quarter is primarily due to continued balance sheet growth and a six basis point increase in net interest margin, driven by the Company’s ability to control the increase in the cost of funds despite continued increases in short-term market rates.

The provision for loan losses was $6,000 for the three months ended December 31, 2018 compared to $58,000 in the prior quarter and $200,000 for the same period in 2017. Charge-offs, net of recoveries, were $21,000 for the three months ended December 31, 2018 compared to $3,000 for the three months ended September 30, 2018 and $997,000 for the three months ended December 31, 2017.  Loans classified as substandard and doubtful decreased $2.8 million, or 22.1%, to $10.2 million at December 31, 2018 from $13.0 million at September 30, 2018 and decreased $8.1 million, or 44.3%, from $18.3 million at December 31, 2017. Non-performing loans as a percent of total loans receivable was 0.39% as of December 31, 2018, a decrease from 0.62% as of September 30, 2018 and 0.97% as of December 31, 2017.

1

Noninterest income increased $228,000 to $920,000 for the three months ended December 31, 2018 compared to the same period in 2017, primarily due to a $155,000 gain on the sale of bank premises, $55,000 in gains on the sale of securities, and $76,000 of swap income recorded in the current quarter, partially offset by $99,000 of one-time loan related fee income recorded in the prior year quarter. Noninterest income increased $279,000 from the three months ended September 30, 2018, primarily due to the aforementioned gains on the sale of bank premises and securities, as well as $24,000 of gains on the sale of REO and increases in deposit-related fees.

Noninterest expense increased $455,000 to $8.6 million for the three months ended December 31, 2018 compared to the same period in 2017 and increased $572,000 compared to the three months ended September 30, 2018. The $455,000 increase from 2017 was caused primarily by a $574,000 increase in salaries and employee benefits, partially offset by a $110,000 decrease in losses on a receivable. The increase in salaries and employee benefits was primarily due to $482,000 of stock-based compensation expense recorded in the current quarter, as well as a $199,000 increase in salaries and short-term incentive comp as a result of additional staffing, partially offset by lower retirement and medical benefits costs. The $572,000 increase in noninterest expense from the three months ended September 30, 2018 was primarily due to a $304,000 increase in salaries and benefits expense driven primarily by higher stock-based compensation, partially offset by lower salary expense, a $90,000 loss on a receivable recorded in the current quarter, and a net increase of $178,000 in all other expenses.

The effective income tax rate was 24.5% for the three months ended December 31, 2018, as compared to a tax rate, adjusted for the one-time effects of the Tax Cuts and Jobs Act, of 31.3% for the three months ended December 31, 2017 and 23.4% for the three months ended September 30, 2018. Beginning on July 1, 2018, the Company began to realize the full benefits of the reduction in the corporate income tax rate which became effective in January 2018.

Balance Sheet Summary

Total assets increased $77.1 million to $1.56 billion at December 31, 2018 from $1.48 billion at June 30, 2018.  This increase was primarily due to increases of $81.0 million in cash and cash equivalents and $2.0 million in loans receivable, partially offset by a decrease of $6.2 million in total investment securities. The increase in cash and cash equivalents is primarily due to increases in deposits and FHLB advances. The $2.0 million increase in loans was the result of $75.3 million of originations, partially offset by $73.3 million of net amortization on the remaining portfolio, highlighted by $25.0 million of loan prepayments on four commercial mortgage loans and one residential mortgage loan.

Total liabilities increased $75.9 million to $1.27 billion at December 31, 2018 from $1.19 billion at June 30, 2018.  This increase was primarily due to increases of $67.9 million in total deposits and $7.4 million in FHLB advances. Deposits as of December 31, 2018 includes a $7.5 million net increase in brokered time deposits and a transient balance of $28.4 million in one non-interest bearing customer account, the majority of which is expected to be withdrawn from the Bank in January 2019. Excluding this transient balance, deposit growth year to date is $39.5 million or 3.4%, concentrated primarily in money market and time deposit accounts.

Total shareholders’ equity increased $1.2 million to $288.8 million at December 31, 2018 from $287.6 million at June 30, 2018.  This increase was primarily due to net income of $4.7 million and a $970,000 reduction in unearned ESOP shares for plan shares earned during the period, partially offset by the repurchase of $4.3 million in common stock and $1.0 million of cash dividends paid. As of December 31, 2018, the Company had repurchased 222,070 shares, at an average cost of $19.52 per share, which represents 24% of the 908,256 shares authorized for repurchase under the existing plan. At December 31, 2018, the Company’s book value per share and tangible book value per share were $15.62 and $15.27, respectively, compared to $15.83 and $15.47, respectively, at June 30, 2018.  Reconciliations of book value per share (GAAP measure) to tangible book value per share (non-GAAP measure) appear at the end of this release. At December 31, 2018, the Bank was considered “well capitalized” under applicable regulatory guidelines.

Dividend

The Board of Directors declared a regular quarterly cash dividend of $0.03 per share. The dividend is payable on or about March 1, 2019 to stockholders of record on February 15, 2019.

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About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered commercial bank and has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

This News Release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the Company's business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact: Joseph D. Roberto

Chairman, President and Chief Executive Officer

(914) 248-7272

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PCSB Financial Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(amounts in thousands, except share data)

	December 31,	June 30,
	2018	2018
ASSETS
Cash and due from banks	$141,569	$60,684
Federal funds sold	1,550	1,461
Cash and cash equivalents	143,119	62,145
Held to maturity debt securities, at amortized cost (fair value of $351,701 and $343,188, respectively)	359,777	353,183
Available for sale debt securities, at fair value	92,686	105,472
Total investment securities	452,463	458,655
Loans receivable, net of allowance for loan losses of $4,943 and $4,904, respectively	904,377	902,336
Accrued interest receivable	4,457	4,358
Federal Home Loan Bank stock	2,385	2,050
Premises and equipment, net	11,429	11,598
Deferred tax asset, net	2,436	2,622
Foreclosed real estate	572	460
Bank-owned life insurance	24,026	23,747
Goodwill	6,106	6,106
Other intangible assets	376	433
Other assets	5,569	5,677
Total assets	$1,557,315	$1,480,187
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits	$1,063,211	$1,025,574
Non-interest bearing deposits	162,113	131,883
Total deposits	1,225,324	1,157,457
Mortgage escrow funds	9,085	8,803
Advances from Federal Home Loan Bank	26,279	18,841
Other liabilities	7,845	7,527
Total liabilities	1,268,533	1,192,628
Commitments and contingencies	-	-
Preferred stock ($0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding as of December 31, 2018 and June 30, 2018, respectively)	-	-
Common stock ($0.01 par value, 200,000,000 shares authorized, 18,712,295 and 18,165,110 shares issued, and 18,490,225 and 18,165,110 shares outstanding as of December 31, 2018 and June 30, 2018, respectively)	187	182
Additional paid in capital	180,003	179,045
Retained earnings	131,993	128,365
Unearned compensation - ESOP	(12,594)	(13,083)
Accumulated other comprehensive loss, net of income taxes	(6,471)	(6,950)
Treasury stock, at cost (222,070 shares as of December 31, 2018 and no shares as of June 30, 2018)	(4,336)	-
Total shareholders' equity	288,782	287,559
Total liabilities and shareholders' equity	$1,557,315	$1,480,187

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PCSB Financial Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Interest and dividend income
Loans receivable	$10,321	$9,171	$20,219	$17,989
Investment securities	2,428	2,269	4,794	4,514
Federal funds and other	491	217	836	451
Total interest and dividend income	13,240	11,657	25,849	22,954
Interest expense
Deposits	2,375	1,307	4,431	2,574
FHLB advances	121	164	210	318
Total interest expense	2,496	1,471	4,641	2,892
Net interest income	10,744	10,186	21,208	20,062
Provision for loan losses	6	200	64	335
Net interest income after provision for loan losses	10,738	9,986	21,144	19,727
Noninterest income
Fees and service charges	457	412	875	793
Bank-owned life insurance	139	145	279	294
Gains on sales of securities, net	55	-	55	173
Other	269	135	352	146
Total noninterest income	920	692	1,561	1,406
Noninterest expense
Salaries and employee benefits	5,444	4,870	10,584	9,730
Occupancy and equipment	1,284	1,296	2,525	2,578
Communications and data processing	482	479	954	970
Professional fees	417	379	786	792
Postage, printing, stationary and supplies	178	142	316	274
FDIC assessment	124	64	217	142
Advertising	131	179	218	344
Amortization of intangible assets	28	33	56	65
Other operating expenses	492	683	932	1,124
Total noninterest expense	8,580	8,125	16,588	16,019
Net income before income tax expense	3,078	2,553	6,117	5,114
Income tax expense	754	2,551	1,464	3,356
Net income	$2,324	$2	$4,653	$1,758
Earnings per common share:
Basic	$0.14	$-	$0.28	$0.10
Diluted	$0.14	$-	$0.28	$0.10
Weighted average common shares:
Basic	16,852,718	16,791,305	16,860,942	16,773,883
Diluted	16,868,464	16,791,305	16,868,815	16,773,883

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PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited)

(dollar amounts in thousands)

	Three Months Ended December 31,
	2018			2017
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate
Assets:
Loans receivable	$909,368	$10,321	4.53%	$827,614	$9,171	4.43%
Investment securities	439,919	2,428	2.21	473,641	2,269	1.92
Other interest-earning assets	85,874	491	2.27	54,388	217	1.58
Total interest-earning assets	1,435,161	13,240	3.69	1,355,643	11,657	3.44
Non-interest-earning assets	57,567			58,665
Total assets	$1,492,728			$1,414,308

Liabilities and equity:
NOW accounts	$116,381	52	0.18	$112,147	48	0.17
Money market accounts	101,078	280	1.10	29,014	22	0.30
Savings accounts and escrow	416,687	252	0.24	509,888	309	0.24
Time deposits	403,652	1,791	1.76	306,756	928	1.20
Total interest-bearing deposits	1,037,798	2,375	0.91	957,805	1,307	0.54
Federal Home Loan Bank advances	22,106	121	2.15	35,293	164	1.85
Total interest-bearing liabilities	1,059,904	2,496	0.94	993,098	1,471	0.59
Non-interest-bearing deposits	135,470			130,614
Other non-interest-bearing liabilities	6,506			7,765
Total liabilities	1,201,880			1,131,477
Total shareholders' equity	290,848			282,831
Total liabilities and shareholders' equity	$1,492,728			$1,414,308

Net interest income		$10,744			$10,186
Interest rate spread (1)			2.75			2.85
Net interest margin (2)			3.00			3.00
Average interest-earning assets to interest-bearing liabilities	135.40%			136.51%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

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PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited) - Continued

(dollar amounts in thousands)

	Six Months Ended December 31,
	2018			2017
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate
Assets:
Loans receivable	$906,194	$20,219	4.46%	$820,429	$17,989	4.38%
Investment securities	446,795	4,794	2.15	479,833	4,514	1.88
Other interest-earning assets	76,548	836	2.17	61,822	451	1.45
Total interest-earning assets	1,429,537	25,849	3.61	1,362,084	22,954	3.37
Non-interest-earning assets	53,731			58,453
Total assets	$1,483,268			$1,420,537

Liabilities and equity:
NOW accounts	$117,893	105	0.18	$113,458	97	0.17
Money market accounts	79,891	419	1.04	29,557	43	0.29
Savings accounts and escrow	439,615	540	0.25	514,102	633	0.25
Time deposits	397,994	3,367	1.68	302,382	1,801	1.18
Total interest-bearing deposits	1,035,393	4,431	0.85	959,499	2,574	0.53
Federal Home Loan Bank advances	20,463	210	2.03	38,346	318	1.65
Total interest-bearing liabilities	1,055,856	4,641	0.87	997,845	2,892	0.58
Non-interest-bearing deposits	130,425			132,491
Other non-interest-bearing liabilities	6,894			8,026
Total liabilities	1,193,175			1,138,362
Total shareholders' equity	290,093			282,175
Total liabilities and shareholders' equity	$1,483,268			$1,420,537

Net interest income		$21,208			$20,062
Interest rate spread (1)			2.74			2.79
Net interest margin (2)			2.97			2.95
Average interest-earning assets to interest-bearing liabilities	135.39%			136.50%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

7

PCSB Financial Corporation and Subsidiaries

Condensed Financial Information (unaudited)

(amounts in thousands, except per share data)

	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Condensed Balance Sheets
Cash and cash equivalents	$143,119	$68,323	$62,145	$36,505	$77,106
Total investment securities	452,463	441,748	458,655	473,651	470,328
Loans receivable, net	904,377	905,093	902,336	886,718	838,120
Other assets	57,356	59,331	57,051	60,095	57,714
Total assets	$1,557,315	$1,474,495	$1,480,187	$1,456,969	$1,443,268

Total deposits and escrow	$1,234,409	$1,158,102	$1,166,260	$1,095,581	$1,122,558
Advances from Federal Home Loan Bank	26,279	18,810	18,841	68,872	30,720
Other liabilities	7,845	7,706	7,527	7,856	7,579
Total liabilities	1,268,533	1,184,618	1,192,628	1,172,309	1,160,857
Total shareholders' equity	288,782	289,877	287,559	284,660	282,411
Total liabilities and shareholders' equity	$1,557,315	$1,474,495	$1,480,187	$1,456,969	$1,443,268

	Quarter Ended					Six Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Condensed Income Statements
Interest income	$13,240	$12,609	$13,358	$11,648	$11,657	$25,849	$22,954
Interest expense	2,496	2,145	1,926	1,505	1,471	4,641	2,892
Net interest income	10,744	10,464	11,432	10,143	10,186	21,208	20,062
Provision for loan losses	6	58	25	54	200	64	335
Noninterest income	920	641	601	512	692	1,561	1,406
Noninterest expense	8,580	8,008	8,264	7,833	8,125	16,588	16,019
Income before income tax expense	3,078	3,039	3,744	2,768	2,553	6,117	5,114
Income tax expense	754	710	1,075	591	2,551	1,464	3,356
Net income	$2,324	$2,329	$2,669	$2,177	$2	$4,653	$1,758

Earnings per share:
Basic	$0.14	$0.14	$0.16	$0.13	$0.00	$0.28	$0.10
Diluted	$0.14	$0.14	$0.16	$0.13	$0.00	$0.28	$0.10

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PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited)

	Quarter Ended					Six Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Performance Ratios (1):
Return on average assets	0.62%	0.63%	0.72%	0.62%	0.00%	0.63%	0.25%
Return on average equity	3.20%	3.22%	3.73%	3.06%	0.00%	3.21%	1.25%
Interest rate spread	2.75%	2.73%	3.04%	2.82%	2.85%	2.74%	2.79%
Net interest margin	3.00%	2.94%	3.23%	2.99%	3.00%	2.97%	2.95%
Adjusted Efficiency ratio (2)	74.12%	72.11%	71.17%	73.51%	73.82%	73.13%	74.78%

Noninterest income to average assets	0.25%	0.17%	0.16%	0.14%	0.20%	0.21%	0.20%
Noninterest expense to average assets	2.30%	2.17%	2.24%	2.21%	2.30%	2.24%	2.26%

Average interest-earning assets to average interest-bearing liabilities	135.40%	135.38%	134.26%	136.59%	136.51%	135.39%	136.50%
Average equity to average assets	19.48%	19.63%	19.41%	20.08%	20.00%	19.56%	19.86%
Dividend payout ratio (5)	22.42%	21.64%	18.88%	0.00%	0.00%	22.03%	0.00%

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PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of and for the quarter ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Loans to deposits	73.81%	78.49%	77.96%	81.50%	75.21%

Share Data:
Shares outstanding	18,490,225	18,165,110	18,165,110	18,165,110	18,165,110
Book value per common share	$15.62	$15.96	$15.83	$15.67	$15.55
Tangible book value per common share (3)	$15.27	$15.60	$15.47	$15.31	$15.18

Asset Quality Ratios:
Non-performing assets	$4,148	$6,384	$6,462	$7,307	$8,191
Allowance for loan losses as a percent of total loans receivable	0.54%	0.54%	0.54%	0.52%	0.53%
Total valuation adjustment as a percent of total gross loans (6)	0.69%	0.70%	0.71%	0.70%	0.74%
Allowance for loan losses as a percent of non-performing loans	138.23%	88.08%	81.71%	64.54%	54.58%
Non-performing loans as a percent of total loans receivable, net	0.39%	0.62%	0.66%	0.80%	0.97%
Non-performing assets as a percent of total assets	0.27%	0.43%	0.44%	0.50%	0.57%

Net charge-offs (recoveries)	$21	$3	$(255)	$(99)	$997
Net charge-offs (recoveries) to average outstanding loans during the period (1)	0.00%	0.00%	(0.11%)	(0.05%)	0.48%

Capital Ratios (4):
Tier 1 capital (to adjusted total assets)	13.78%	13.85%	13.61%	13.97%	13.84%
Common equity Tier 1 capital (to risk-weighted assets)	20.66%	21.10%	21.11%	21.16%	21.64%
Tier 1 capital (to risk-weighted assets)	20.66%	21.10%	21.11%	21.16%	21.64%
Total capital (to risk-weighted assets)	21.15%	21.61%	21.62%	21.65%	22.13%

(1) Performance ratios are annualized.

(2) Adjusted efficiency ratio is a non-GAAP measure and is defined as noninterest expense, less certain nonrecurring items, divided by operating revenue, which is equal to net interest income plus non-interest income excluding certain nonrecurring items. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the impact of certain one-time items and other discrete items that are unrelated to our core business. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(3) Tangible book value per share is a non-GAAP measure and equals total shareholders’ equity, less goodwill and other intangible assets, divided by shares outstanding.  We believe this disclosure may be meaningful to those investors who seek to evaluate our equity without giving effect to goodwill and other intangible assets. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(4) Represents Bank ratios.

10

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands)

(5) Dividends declared per share divided by net income per share.

(6) Loans acquired in 2015 as part of the CMS Bancorp. Inc./CMS Bank acquisition were recorded at their estimated fair value at the acquisition date and did not include a carry-over of the related pre-acquisition allowance for loan losses. Total valuation adjustments equal the allowance for loan losses plus the remaining discounts on acquired loans. We believe this ratio provides investors a more meaningful comparison to periods presented prior to the 2015 acquisition, as well as to our peers. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

11

PCSB Financial Corporation and Subsidiaries

Loan and Deposit Portfolio (unaudited)

(amounts in thousands)

	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Mortgage loans:
Residential mortgages	$248,575	$249,894	$250,578	$253,847	$213,716
Commercial mortgage	499,930	495,944	495,265	484,810	481,169
Construction	16,023	16,890	17,352	16,098	16,379
Net deferred loan origination costs	842	859	1,041	1,203	210
Total mortgage loans	765,370	763,587	764,236	755,958	711,474
Commercial and consumer loans:
Commercial loans	107,899	110,196	104,135	96,096	89,941
Home equity credit lines	35,029	35,191	37,395	38,220	40,158
Consumer and overdrafts	321	344	745	344	251
Net deferred loan origination costs	701	734	729	724	767
Total commercial and consumer loans	143,950	146,465	143,004	135,384	131,117
Total loans receivable	909,320	910,052	907,240	891,342	842,591
Allowance for loan loss	(4,943)	(4,959)	(4,904)	(4,624)	(4,471)
Loans receivable, net	$904,377	$905,093	$902,336	$886,718	$838,120

	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Demand deposits	$162,113	$131,024	$131,883	$127,319	$150,830
Now accounts	123,251	121,449	117,875	114,899	118,462
Money market accounts	121,146	79,266	49,885	40,374	31,021
Savings	397,460	425,189	465,441	482,968	502,469
Time deposits	421,354	396,193	392,373	322,425	311,547
Total deposits	$1,225,324	$1,153,121	$1,157,457	$1,087,985	$1,114,329

12

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(dollar amounts in thousands, except share and per share data)

	Quarter Ended					Six Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Computation of Adjusted Net Income and Earnings Per Share
Net income applicable to common stock	$2,324	$2,329	$2,669	$2,177	$2	$4,653	$1,758

Adjustments (1):
Losses on other receivables	68	-	292	-	132	68	132
Nonaccrual loan interest earned	-	-	(694)	-	(94)	-	(94)
Gain on sale of securities	(42)	-	(49)	-	-	(42)	(114)
Gain on sale of bank premises	(118)	-	-	-	-	(118)	-
Deferred tax re-measurement charge	-	-	-	(182)	1,752	-	1,752
Adjusted net income	$2,232	$2,329	$2,218	$1,995	$1,792	$4,561	$3,434

Average number of common shares outstanding:
Basic	16,852,718	16,869,100	16,844,747	16,820,726	16,791,305	16,860,942	16,773,883
Diluted	16,868,464	16,869,100	16,844,747	16,820,726	16,791,305	16,868,815	16,773,883
Adjusted earnings per common share:
Basic	$0.13	$0.14	$0.13	$0.12	$0.11	$0.27	$0.21
Diluted	$0.13	$0.14	$0.13	$0.12	$0.11	$0.27	$0.21

(1) Amounts included in income before income tax expense are presented net of tax.

13

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	Quarter Ended					Six Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Computation of Efficiency Ratio
Noninterest expense	$8,580	$8,008	$8,264	$7,833	$8,125	$16,588	$16,019
Adjustments:
Losses on other receivables	(90)	-	(370)	-	(200)	(90)	(200)
Adjusted noninterest expense	$8,490	$8,008	$7,894	$7,833	$7,925	$16,498	$15,819

Net interest income	$10,744	$10,464	$11,432	$10,143	$10,186	$21,208	$20,062
Noninterest income	920	641	601	512	692	1,561	1,406
Total revenue	11,664	11,105	12,033	10,655	10,878	22,769	21,468
Adjustments:
Nonaccrual loan interest earned	-	-	(879)	-	(142)	-	(142)
Gain on sale of securities	(55)	-	(63)	-	-	(55)	(173)
Gain on sale of bank premises	(155)	-	-	-	-	(155)	-
Adjusted operating revenue	$11,454	$11,105	$11,091	$10,655	$10,736	$22,559	$21,153

Efficiency ratio	73.56%	72.11%	68.68%	73.51%	74.69%	72.85%	74.62%
Adjusted efficiency ratio	74.12%	72.11%	71.17%	73.51%	73.82%	73.13%	74.78%

14

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Computation of Tangible Book Value per Common Share
Total shareholders' equity	$288,782	$289,877	$287,559	$284,660	$282,411
Adjustments:
Preferred stock	-	-	-	-	-
Common shareholders' equity	288,782	289,877	287,559	284,660	282,411
Adjustments:
Goodwill	(6,106)	(6,106)	(6,106)	(6,106)	(6,106)
Other intangible assets	(376)	(405)	(433)	(463)	(495)
Tangible common shareholders' equity	$282,300	$283,366	$281,020	$278,091	$275,810

Common shares outstanding	18,490,225	18,165,110	18,165,110	18,165,110	18,165,110

Book value per share	$15.62	$15.96	$15.83	$15.67	$15.55
Adjustments:
Effects of intangible assets	(0.35)	(0.36)	(0.36)	(0.36)	(0.37)

Tangible book value per common share	$15.27	$15.60	$15.47	$15.31	$15.18

	Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Computation of valuation adjustment
Allowance for Loan losses	$4,943	$4,959	$4,904	$4,624	$4,471
Add: Purchase accounting marks	1,349	1,442	1,538	1,630	1,730
Total valuation adjustments	$6,292	$6,401	$6,442	$6,254	$6,201
Total gross loans	$909,320	$910,052	$907,240	$891,342	$842,591
Total valuation adjustments as a percent of total gross loans	0.69%	0.70%	0.71%	0.70%	0.74%

15